Exhibit 10.1

SECOND AMENDMENT
TO
NUTANIX, INC. SECOND AMENDED AND RESTATED OUTSIDE DIRECTOR COMPENSATION POLICY

Adopted and approved September 26, 2022

The Nutanix, Inc. Second Amended and Restated Outside Director Compensation Policy, effective June 16, 2021 and as amended by the First Amendment effective March 30, 2022 (the “Policy”), is hereby amended as follows:

1. Section 1 of the Policy is hereby amended by replacing “$87,500” opposite “Non‐Executive Board Chair:” with “$107,500”.

2. Except as otherwise amended, the Policy is hereby confirmed in all other respects.

3. This Second Amendment is effective as of September 26, 2022.